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                                LETTER AGREEMENT
                        Investment Company Capital Corp.
                                One South Street
                               Baltimore, MD 21202



                                                               September 1, 2000


Flag Investors Funds, Inc.
Flag Investors Portfolios Trust
One South Street
Baltimore, MD 21202


RE: Fee Schedule for Sub-Administration Services


Dear Sirs:

         In regards to the Administration Services Appendix to the Master Services Agreement dated September 1, 2000 (the "Agreement") (i) between Flag Investors Portfolios Trust and Investment Company Capital Corp. ("ICCC") and
(ii) between Flag Investors Funds, Inc. and ICCC, each party to the Agreement agrees the sub-administration fee schedule will be as follows:


         Annual Asset Based Fees per Hub

             First $200 Million in Net Assets                  2.5 Basis Points*
             Next $800 Million in Net Assets                   2.0 Basis Points*
             Above $1 Billion in Net Assets                    1.0 Basis Points*

         Annual Minimum Per Hub                                $50,000

         Offshore Fund Administration Annual Fee Per Hub       $2,500

* The basis point fee is based on all assets.

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o    Regarding 1940 Act Spokes, the above fee schedule assumes: quarterly distributions on bond funds; semi-annual distributions on equity funds; quarterly RIC compliance testing; financial statements are printed in English.

o Regarding offshore Spokes, the above fee schedule assumes: no distributions, no monitoring for compliance with local regulations and tax code; annual financial statement preparation; annual Board of Directors meeting; financial statements are printed in English.

o The above fees apply to the complex of 7 Hub funds and 13 Spoke Funds (6 US Spokes and 7 Cayman Registered Spokes).



                                            Very truly yours,
                                            INVESTMENT COMPANY CAPITAL CORP.

                                            By: /s/ RICHARD T. HALE
                                                -------------------
                                            Name: Richard T. Hale
                                            Title: President


ACCEPTED AND CONFIRMED:

FLAG INVESTORS PORTFOLIOS TRUST           FLAG INVESTORS FUNDS, INC.

By: /s/ AMY M. OLMERT                     By: /s/ AMY M. OLMERT
    -----------------                         -----------------
Name: Amy M. Olmert                       Name: Amy M. Olmert
Title: Secretary                          Title: Secretary